UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  October 12, 2005


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                 123 COMMERCE VALLEY DRIVE EAST, SUITE 300,
                        THORNHILL, ONTARIO   L3T 7W8
                  (Address of principal executive offices)

                              (905) 882-0221
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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The following current report under Section 13 or 15(d) of the Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-11 or Rule 15d-11:


ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On October 12, 2005 Empire Global Corp. (the "Company") completed the private placement of 814,100 shares of its common stock. The Company issued a total of 814,100 shares of common stock with a total value of $472,178 to a group of accredited investors in exchange for the cancellation of debt owed by the Company respectively to each investor.

Each share issued in the above said private placement is accompanied by a warrant to acquire up to two additional shares of the Company's common stock with an exercise price of one dollar ($1.00) per share, exercisable up to October 12, 2007.

The shares and warrants issued in the private placement are exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Each investor is an "accredited investor" under the Act, and no form of general solicitation or general advertising was conducted in connection of the private placement. Each of the certificates representing shares and warrants of the Company's common stock issued in the private placement contain restrictive legends preventing the sale, transfer or other disposition of such shares, unless registered under the Securities Act.

A copy of the press release issued by Empire Global Corp. is attached hereto as Exhibit 99.1



ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1    Press Release.  Dated October 17, 2005.





                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  October 18, 2005             TRADESTREAM GLOBAL CORP.


                                     Per: /s/ Kalson G.H. Jang
                                          ------------------------------
                                          KALSON G.H. JANG
                                          Chairman



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                               EXHIBIT INDEX


Exhibit Number   Description
--------------   -----------

99.1             Press Release.  Dated October 17, 2005.

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